SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):
(October 5, 2007) October 9, 2007

Organetix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29462	73-1556428
(Commission File Number)	(IRS Employer Identification No.)

c/o Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP
501 Madison Avenue - 14th Floor
New York, NY 10022
(Address of Principal Executive Offices)(Zip Code)

917-796-9926
(Registrant's Telephone Number, Including Area Code)

Item 1.02 Termination of a Material Definitive Agreement

On October 5, 2007, Organetix and KidFitness, Inc. (“KidFitness”) terminated the Share Exchange Agreement dated August 13, 2007 to which both Organetix and KidFitness were parties (“Exchange Agreement”). Evidencing the terms of such termination, Organetix and KidFitness executed a Mutual Termination Agreement (“Termination Agreement”). Pursuant to the Termination Agreement, the parties thereto agreed to mutually release each other from any and all liabilities related to the Exchange Agreement. Organetix and KidFitness agreed to terminate the Exchange Agreement because of the difficulty, if not impossibility, of satisfying the necessary conditions in the Exchange Agreement.

(c) Exhibits

Number	Exhibit

2.1	KidFitness Termination Agreement dated October 5, 2007.

99.1	Press Release dated October 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANETIX, INC.

By:	/s/ Seth Shaw
Seth Shaw
President